UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2007

OPEN TEXT CORPORATION

(Exact name of registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Frank Tompa Drive
Waterloo, Ontario, Canada	N2L 0A1
(Address of principal executive offices)	(Zip Code)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Open Text Corporation Long Term Incentive Plan

On September 10, 2007, the Board of Directors of Open Text Corporation (the “Company”) adopted the Open Text Corporation Long Term Incentive Plan (the “LTIP”) effective as of July 1, 2007. The LTIP is intended to provide medium term incentives that establish a strong link to the Company’s business strategy, operating performance and market performance. Employees of the Company and its affiliates designated by the Compensation Committee of the Board of Directors are eligible to participate in the LTIP.

Target Bonus Awards

Pursuant to the LTIP, the Board may annually determine and approve target bonuses to be paid to designated participants, subject to vesting upon the achievement of certain performance goals over a three year performance period. The performance measures that govern the target bonus are:

•	The cumulative total shareholder return of the Company compared to the cumulative total shareholder return of the S & P Midcap 400 Software and Services Index over the performance period;

•	Share price over a twenty-two consecutive day trading period during the performance period; and

•	Earnings per share for the final two complete fiscal years of the Company within the performance period.

At the time a target bonus is granted, the Board will establish the target relative total shareholder return, target share price and target adjusted earnings per share relating to such target bonus. If such targets are met, the target bonus will vest at normal vesting percentages of 37.5%, 37.5% and 25%, respectively, with respect to each performance measure. At the time of grant, the Board will also set the dates for the performance period.

To the extent at the end of the performance period the maximum relative total shareholder return, maximum target share price and maximum target adjusted earnings per share, in each case as such maximum performance measure is established by the Board, are met or exceeded, the vesting of each portion of such target bonus will increase to 56.25%, 56.25% and 37.5%, respectively. In the event the performance measure over the performance period is between the target performance measure and the maximum performance measure, the portion of the target bonus that vests will be determined on a straight line basis between the normal vesting percentage and the maximum vesting percentage.

Cessation of Employment and Long-Term Disability; Change of Control

In the event of a participant’s disability or in the event a participant ceases to be an employee of the Company or its affiliates for any reason other than voluntarily by the employee or for just cause (as defined in the LTIP), the target bonus will vest on a pro-rata basis. Upon voluntary termination of employment or termination by the Company or its affiliates for just cause, no portion of the target bonus will vest and the participant will receive no payment in respect of such target bonus.

If a change of control occurs within the first six months following the commencement of the performance period, no portion of the target bonus will vest. If the change of control occurs after the commencement of the seventh month following the commencement of the performance period but before the completion of the eighteenth month of the performance period, 50% of the target bonus will vest. If the change of control occurs after the commencement of the nineteenth month following the commencement of the performance period, 100% of the target bonus will vest.

Payment of the Target Bonus

All LTIP bonus payments will be paid in cash promptly following the end of a performance period (except in connection with a change of control) in an amount equal to the vested target bonus (which may be more or less than 100% but will not exceed a maximum of 150% pursuant to the normal vesting terms and increased vesting terms described above) for the performance period.

Administration of the LTIP

The LTIP will be administered by the Compensation Committee of the Board of Directors, or any other committee of the Board designated by the Board. The Compensation Committee has the power to select participants who will receive awards, to make awards under the LTIP and to determine additional terms and conditions of awards (subject to the terms and conditions of the LTIP), including, without limitation, with respect to vesting and target performance measures. The Compensation Committee may, in its sole discretion, waive any such term or condition or determine that it has been satisfied. The Compensation Committee also has the power to, among other things, interpret the terms of the LTIP and establish rules and regulations for the administration of the LTIP.

Amendment; Termination of the LTIP

The LTIP may be amended or terminated in whole or in part at any time by the Board in whole or in part. Further, the Board may amend the LTIP or may amend the terms or conditions of any target bonus granted under the LTIP if the Board in its sole discretion determines that the performance measure does not properly reflect or promote the purposes of the LTIP including, without limitation, (i) as a result of factors not contemplated by the Board at the time of grant of the target bonus, that have been determined by the Board to have contributed to an artificial price for the Company’s shares, or that otherwise have contributed to a result under the LTIP or a target bonus that is not considered appropriate by the Board, or (ii) in the event that the shares are at any time during a performance period subdivided, consolidated, reclassified, reorganized or otherwise changed, or affected as a result of the declaration of a stock dividend or other distribution thereon or a consolidation, merger or amalgamation of the Company with or into another corporation or similar transaction. Except as provided in the preceding sentence, no amendment to the LTIP will, without the consent of the participants affected by the amendment, or unless required by applicable law, adversely affect the rights accrued to such participants with respect to target bonus granted prior to the date of the amendment.

Tax and Accounting Considerations

It is the Company’s intent that this LTIP comply with the requirements of Section 409A and the Company has made good faith efforts to draft the LTIP accordingly. In the event of any ambiguity in the language or any agreement entered into under the LTIP or in the operation of the LTIP, the LTIP and any agreement will be construed, interpreted and operated in a manner that will result in compliance with the requirements of Section 409A.

Under Section 162(m) of the Internal Revenue Code Section, publicly-held corporations cannot deduct compensation paid in excess of $1,000,000 to certain executives in any taxable year. Certain compensation paid under plans that are “performance-based” are not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company’s compensation policy, including the adoption of the LTIP, is designed to relate compensation to performance, payments made pursuant to the LTIP may not be fully deductible if in excess of the annual limit because the LTIP has not been presented to stockholders for approval and, as such, the payments are not “performance-based” for purposes of Section 162(m).

The foregoing description of the LTIP is subject to, and qualified in its entirety by the LTIP, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Target Bonus Awards to Executive Officers

On September 10, 2007, pursuant to the LTIP discussed above, the Board approved certain target bonuses to the Company’s principal executive officer, principal financial officer and the other named executive officers listed in the table below in the amounts set forth next to each executive officer’s name. As discussed above, the target bonus represents the amount payable upon meeting the target performance measures set by the Board (100% normal vesting) and the maximum target bonus represents the amount payable upon meeting or exceeding the maximum performance measures set by the Board (150% increased vesting).

Executive Officer	Target Bonus ($)	Maximum Target Bonus ($)
P. Thomas Jenkins, Executive Chairman and Chief Strategy Officer	$1,960,000	$2,940,000
John Shackleton, Chief Executive Officer and President	$2,000,000	$3,000,000
John Wilkerson, Executive Vice President, Worldwide Sales, Services & Support	$975,000	$1,462,500
Paul McFeeters, Chief Financial Officer	$638,000	$957,000
Kirk Roberts, Executive Vice President and President Livelink ECM	$580,000	$870,000
Bill Forquer, Executive Vice President and President Defined Markets and Corporate Marketing	$420,000	$630,000

The performance period is July 1, 2007 through June 30, 2010.

The target performance measures established by the Board, and to an even greater extent the set maximum target performance measures, significantly exceed the financial results and market performance the Company reasonably expects for the current fiscal year, and are designed to be ambitious measures to motivate our executives to demonstrate extraordinary returns for our shareholders over the course of the performance period.

Additional terms and conditions of the target bonus awards are set forth in the LTIP, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Open Text Corporation Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

By:	/s/ Paul McFeeters
Paul McFeeters Chief Financial Officer

September 13, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	Open Text Corporation Long Term Incentive Plan